Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350

In connection with the Annual Report on Form 10-K of LTX-Credence Corporation (the “Company”) for the fiscal year ended July 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ DAVID G. TACELLI
David G. Tacelli
President and Chief Executive Officer
(Principal Executive Officer)

Dated: October 11, 2013

/S/ MARK J. GALLENBERGER
Mark J. Gallenberger
Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: October 11, 2013